Exhibit 10.2

EXECUTION VERSION

YINTECH INVESTMENT HOLDING LIMITED

2014 SHARE OPTION SCHEME1

(approved and adopted by a board resolution passed on 10 December, 2015)

(amended and restated effective as of 18 November, 2015)

1  Assumed from the Win Yin Financial And Information Service Company Limited (see Explanatory Note on p.1).

Explanatory Note:  In 2015, Yintech Investment Holdings Limited (“Yintech”) initiated a series of transactions constituting a reorganization (the “Reorganization”), pursuant to which a majority of the People’s Republic of China (the “PRC”) subsidiaries of Win Yin Financial And Information Service Company Limited (“Win Yin”) became the wholly owned subsidiaries of Shanghai Qian Zhong Su Investment Co., Ltd., Yintech’s wholly owned PRC subsidiary. In connection with the recently completed reorganization,  Yintech has assumed the Win Yin’s 2014 Pre-IPO Share Option Scheme (the “Scheme”), which was amended and restated to reflect the intent of the parties to the Reorganization that the Shares issued and outstanding under the Scheme be adjusted to relate to securities of Yintech Investment Holding Limited.  Further, on the Assumption Date and in connection with the Reorganization, Yintech assumed the Scheme and all rights, duties and obligations thereunder.

Section 1. Definitions and Interpretation. (a) In this Scheme, save where the context otherwise requires, the following expressions have the respective meanings set opposite them:

“Adoption Date” being 17 December, 2014, the date on which the Scheme is approved and adopted by a resolution of the shareholders of the Company.

“Assumption Date” means 18 November, 2015, the date on which the Scheme was assumed by Yintech Investment Holding Limited.

“Auditors” means the auditors for the time being of the Company.

“Board” means the board of directors of the Company or a duly authorized committee thereof.

“Business Associate” means any advisors, consultants, distributors, contractors, contract manufacturers, agents, customers, business partners, joint venture business partners, service providers of any member of the Group.

“Business Day(s)” means any day on which banks in Hong Kong are open for business and the Stock Exchange is open for business of dealing in securities.

“Company” prior to the Assumption Date means Win Yin Financial and Information Service Company Limited, a company incorporated in the Cayman Islands, and on and after the Assumption Date, means Yintech Investment Holding Limited.

“Director” means any director (including executive director, non-executive director and independent non-executive director) of any member of the Group from time to time.

“Employee” means any employee or officer of any member of the Group.

“Exercise Price” means the price per Share at which a Grantee may subscribe for the Shares on the exercise of an Option as described in Section 6.

“Fair Market Value” means the closing price of Share as reported on the principal Stock Exchange grant or other relevant transaction occurs or, if there were no sales on such date, the most recent prior date on which there were sales.

“Grantee” means any Participant who accepts an Offer in accordance with the terms of this Scheme, or (where the context so permits) any person who is entitled to any Option in consequence of the death of the original Grantee.

“Group” means the Company and its Subsidiaries.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Offer” means the offer of the grant of an Option made in accordance with Section 5.

“Offer Date” means the date on which an Offer is made to a Participant.

“Option(s)” means a right granted to subscribe for the Shares pursuant to this Scheme.

“Option Period” means a period to be notified by the Board to each Grantee in which an Option granted must be exercised (provided that such period shall not be more than ten years commencing on the Offer Date). The Board may also impose restrictions on the exercise of an Option during the period an Option may be exercised.

“Participant(s)” means any Director, Employee or Business Associate who the Board considers, in its sole discretion, has contributed or will contribute to the Group.

“PRC” means the People’s Republic of China, for the purposes of this Scheme does not apply to Taiwan, Macau Special Administrative Region and Hong Kong.

“Scheme” means this 2014 Share Option Scheme in its present form or as amended from time to time in accordance with the provisions hereof.

“Share Registrar” means the share registrar of the Company from time to time.

“Shares” means ordinary shares of US$0.001 each in the capital of the Company (or of such other nominal amount as shall result from a sub-division,

consolidation, reclassification or reconstruction of the share capital of the Company from time to time).

“Stock Exchange” means any internationally recognized stock exchange.

“Subsidiar(ies)” means any entity in which the Company has at any time, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions.

“US$” means United States dollars, the lawful currency of the United States.

(b)        In this Scheme, save where the context otherwise requires:

(i)            the headings are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any provision of this Scheme;

(ii)           references to paragraphs are references to paragraphs of this Scheme;

(iii)          references to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), and shall include any subsidiary legislation enacted under the relevant statute;

(iv)          expressions in the singular shall include the plural and vice versa;

(v)           expressions in any gender shall include other genders; and

(vi)          references to persons shall include bodies corporate, corporations, partnerships, sole proprietorships, organizations, associations, enterprises and branches.

Section 2. Purpose of the Scheme. The purpose of this Scheme is to recognize and reward the contribution of the Participants to the growth and development of the Group and the proposed listing of the Shares on the Stock Exchange.

Section 3. Condition. This Scheme shall take effect subject to the passing of a resolution by the Company shareholders to approve and adopt this Scheme, and to authorize the Board to grant Options to subscribe for the Shares hereunder and to allot, issue and deal with the Shares pursuant to the exercise of any Options granted under this Scheme.

If the condition is not satisfied within 30 days after adoption of the Scheme by the Board, this Scheme and any Options granted under this Scheme shall forthwith lapse and no person shall be entitled to any rights or benefits or be under any obligations under or in respect of the Scheme.

Section 4. Duration, Termination and Administration. (a) Subject to Section 3, this Scheme shall be valid and effective for the period of time commencing on the Adoption Date and expiring on the day immediately prior to the earlier of (i) the date which is ten years after the Adoption Date; or (ii) the Company by resolution of the shareholders, or the Board, may at any time terminates the operation of this Scheme, after which period no further Options will be granted but the provisions of this Scheme shall remain in force to the extent necessary to give effect to the exercise of any Options which are granted during the life of the Scheme or otherwise as may be required in accordance with the provisions of this Scheme.

(b)        This Scheme shall be subject to the administration of the Board and the decision of the Board shall be final and binding on all parties. The Board shall have the right (i) to interpret and construe the provisions of the Scheme; (ii) to determine the persons who will be awarded Options under the Scheme, and the number of Options awarded thereto; (iii) to make such appropriate and equitable adjustments to the terms of Options granted under the Scheme as it deems necessary; and (iv) to make such other decisions or determinations as it shall deem appropriate in the administration of the Scheme.

(c)        No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Board nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Scheme may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Scheme unless arising out of such person’s own fraud or bad faith.

Section 5. Offer and Grant of Options. (a) On and subject to the terms of this Scheme, the Board shall be entitled at any time during the life of the Scheme to make an Offer to any Participant, as the Board may in its absolute discretion select, to take up Options in respect of such number of Shares as the Board may determine at the Exercise Price. Subject to the terms and conditions of this Scheme, Options may be granted on such terms and conditions in relation to their vesting, exercise or otherwise (e.g. by linking their exercise to the attainment or performance of milestones by any member of the Group, the Grantee or any group of Participants as the Board may determine).

(b)        Options shall entitle the Grantee to subscribe for the Shares on the terms set out in this Scheme save that if, at the time the Grantee wishes to exercise an Option, such exercise of the Option, the issue of the Shares to the Grantee pursuant to the Scheme, the registration of the Grantee as the holder of such Shares, the exercise and enjoyment of the rights attaching to such Shares or the performance of the obligations of the Company or the Grantee under this Scheme, is not permitted by any applicable laws or regulations, the Options shall not entitle the Grantee to subscribe for the Shares.

(c)        An Offer shall be made to a Participant in the manner and in such form as the Board may from time to time determine requiring the Participant to undertake to hold the Options on the terms to be granted and to be bound by the provisions of this Scheme.

(d)        Any Offer may be accepted in respect of less than the number of Shares to which the offered Option relates.

Section 6. Exercise Price. Subject to Section 10, the Exercise Price shall be USD 0.163 per Share; provided, however, the per Share Exercise Price of Options granted hereunder following the Assumption Date shall be an amount not less the Fair Market Value of a Share on the date of grant.

Section 7. Exercise of Options. (a) An Option shall be personal to the Grantee and shall not be assignable or transferable. No Grantee shall in any way sell, transfer, charge, mortgage, encumber or otherwise dispose of or create any interest (legal or beneficial) in favor of any third party over or in relation to any Option or enter into any agreement so to do, except for (A) the transmission of an Option on the death of the Grantee to his personal representatives(s) according to the terms of this Scheme, or (B) the transfer of any Option to any trustee, acting in its capacity as such trustee, of any trust of which the Grantee is a beneficiary. Any breach of the foregoing by a Grantee shall entitle the Company to cancel any Option granted to such Grantee to the extent not already exercised without incurring any liability on the part of the Company.

(b)        A Grantee (or where permitted under Section 7(d)(ii), his legal personal representative(s)) may exercise his Option in whole or in part by giving notice in the form required by the Company stating that the Option is thereby exercised and specifying the number of Shares to be subscribed; and by a payment for the full amount of the aggregate Exercise Price for the Shares in respect of which the notice is given. Within 5 Business Days after receipt of the notice and payment and, where appropriate, receipt of the Auditors’ or financial advisors’ certificate pursuant to Section 10(a), the Company shall allot, and shall instruct the Share Registrar to issue, the relevant Shares to the Grantee (or his personal representatives) credited as fully paid and issue to the Grantee (or his personal representatives) a share certificate in respect of the Shares so allotted.

(c)        Except as provided otherwise and subject to the terms and conditions upon which such Option was granted, the vesting period for any Option granted to a Grantee under this Scheme shall be determined by the Board, provided that:

(i)            in the event a Grantee terminates his employment or service on account of other than (A) his incapacitation or death, or (B) on one or more of the grounds of termination of employment, appointment or directorship specified in Section 8(f), all Options that are unvested as of the date of such termination shall lapse; and

(ii)           in the event a Grantee terminates his employment or service on account of incapacitation or death, such Grantee or his personal representative(s) shall be entitled to immediate vesting for 100% of the Options that remain unvested as of the date of such incapacitation or death.

(d)        Subject to (A) the condition specified in Section 3 being fully satisfied, and (B) the terms and conditions on which such Option was granted, Options vested may be exercised by the Grantee at any time during the Option Period, provided that:

(i)            in the event specified in Section 7(c)(i), the Grantee shall be entitled to exercise the Option up to the vested entitlement of such Grantee as at the date of such termination (to the extent he is entitled to exercise at the date of termination but not already exercised pursuant to the terms of this Scheme and the terms of grant), failing which it will lapse;

(ii)           in the event specified in Section 7(c)(ii), the Grantee or his personal representative(s) shall be entitled to exercise the Option up to the vested entitlement of such Grantee as at the date of such incapacitation or death (to the extent he is entitled to exercise at the date of incapacitation or death but not already exercised), pursuant to the terms of this Scheme and the terms of grant;

(iii)          if a general offer by way of voluntary offer, takeover or otherwise (other than by way of scheme of arrangement pursuant to Section 7(d)(iv) below) is made to all the holders of Shares (or all such holders other than the offeror and any person controlled by the offeror and any person acting in association or concert with the offeror) and such offer becomes or is declared unconditional prior to the expiry date of the relevant Option, the Company shall forthwith give notice thereof to the Grantee and the Grantee shall be entitled to exercise the Option to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company at any time within such period as shall be notified by the Company;

(iv)          if a general offer for Shares by way of scheme of arrangement is made to all the holders of Shares and has been approved by the necessary number of holders of Shares at the requisite meetings, the Company shall forthwith give notice thereof to the Grantee and the Grantee may at any time thereafter (but before such time as shall be notified by the Company) exercise the Option to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company;

(v)           in the event a notice is given by the Company to its shareholders to convene a shareholders’ meeting for the purpose of considering and, if thought fit, approving a resolution to voluntarily wind-up the Company, the Company shall forthwith give notice thereof to the Grantee and the Grantee may at any time thereafter (but before such time as shall be notified by the Company) exercise the Option to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company, and the Company shall as soon as possible and in any event no later than three days prior to the date of the proposed shareholders’ meeting, allot, issue and register in the name of the Grantee such number of fully paid Shares which fall to be issued on exercise of such Option; and

(vi)          in the event of a compromise or arrangement, other than a scheme of arrangement contemplated in Section 7(d)(iv) above, between the Company and its members and/or creditors being proposed in connection with a scheme for the reconstruction or amalgamation of the Company, the Company shall give notice thereof to all Grantees on the same day as it first gives notice of the meeting to its members and/or creditors to consider such a scheme or arrangement and the Grantee may at any time thereafter but before such time as shall be notified by the Company exercise the Option to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company, and the Company shall as soon as possible and in any event no later than 3 days prior to the date of the proposed meeting, allot, issue and register in the name of the Grantee such number of fully paid Shares which fall to be issued on exercise of such Option.

Upon the occurrence of any of the events referred to in Sections 7(d)(iii) to 7(d)(vi), the Company may in its discretion and notwithstanding the terms of the relevant Option also give notice to a Grantee that his Option may be exercised at any time within such period as shall be notified by the Company and/or to the extent (not being less than the extent to which it could then be exercised in accordance with its terms) notified by the Company. If the Company gives such notice that any Option shall be exercised in part only, the balance of the Option shall lapse.

(e)        The Shares to be allotted and issued upon the exercise of an Option will be subject to the provisions of the articles of association of the Company for the time being in force and will rank pari passu with the fully paid Shares in issue as from the date of exercise of the Option and in particular will entitle the holders to participate in all dividends or other distributions paid or made on or after the date of exercise of the Option other than any dividend or other distribution previously declared or recommended or resolved to be paid or made if the record date therefor is before the date of exercise of the Option, provided always that when the date of exercise of the Option falls on a date upon which the register of members of the Company is closed then the exercise of the Option shall become effective on the next available Business Day on which the register of members of the Company is re-opened.

(f)        The Board may at any time, with the mutual consent of the Grantee, cancel Options previously granted to, but not yet exercised by a Grantee. Where the Company cancels Options and offers Options to the same Grantee, the offer of such new Options may only be made with available Options to the extent not yet granted (excluding the cancelled Options) within the limit as mentioned in Section 9(a) of this Scheme.

Section 8. Lapse of Option. An Option shall lapse automatically (to the extent (A) not already vested in accordance with Section 7(c), and (B) vested but not already exercised) on the earliest of:

(a)        the expiry of the Option Period (subject to the provisions of Section 4(a));

(b)        the expiry of the periods for exercising the Option as referred to in Section 7(d)(i), (iii) or (vi);

(c)        subject to the scheme of arrangement becoming effective, the expiry of the period for exercising the Option referred to in Section 7(d)(iv);

(d)        subject to Section 7(d)(v), the date of commencement of the winding up of the Company;

(e)        the date on which the Grantee commits a breach of Section 7(a);

(f)        the date on which:

(i)            the Grantee (being an Employee or Director of any member of the Group) ceases to be an employee, an officer or a director by reason of the termination of his employment, appointment or directorship on the grounds that he has been guilty of serious misconduct or has been convicted of any criminal offence involving his integrity or honesty or on any other ground on which an employer would be entitled to terminate his employment summarily; provided that whether any of the events specified above occurred in relation to a Grantee shall be solely and conclusively determined by the Board;

(ii)           the Grantee (being an Employee) serves as an employee, director or officer of any other companies that are not a member of the Group, and/or, whether alone or jointly with others, carried on or be concerned or interested, directly or indirectly, whether as shareholder, employee, director, investor, consultant, adviser, partner or agent in any types of business which are in competition with or in opposition to any business of any member of the Group;

(iii)          the Grantee being a Business Associate is under any contract with the Group, such contract is terminated by reason of breach of contract on the part of the Business Associate or the Grantee ceases to be a Business Associate for any other reason; or

(iv)                              the Grantee being a Business Associate, appears either to be unable to pay or have no reasonable prospect to be able to pay debts, or has become insolvent, or has made any arrangements or composition with his or her creditors generally, or ceases or threaten to cease to carry on its business, or is wound up, or has an administrator or liquidator being appointed for the whole or any part of its undertaking or assets; or has been convicted of any criminal offence involving integrity or honesty,

(v)                                 unless the Board otherwise determines, and other than in the circumstances referred to in Section 7(d), the date the Grantee ceases to be a Participant (as determined by a Board resolution) for any reason;

(g)                        the date on which the Option is cancelled by the Board as provided in Section 7(f); and

(h)                       the date on which this Scheme terminates pursuant to Section 4(a).

Section 9. Maximum Number of Shares Subject to Options. (a) The total number of Shares which may be issued upon exercise of Options to be granted under this Scheme shall not exceed in aggregate 50,000,000 Shares; provided, that subject to the approval of the shareholders of the Company, such total number of Shares which may be issued hereunder following the Assumption Date shall not exceed in the aggregate 80,000,000 Shares.

(b)                       The maximum number of Shares referred to in Section 9(a) may be adjusted upon the occurrence of such events and in such manner as described in Section 10.

Section 10. Reorganization of Capital Structure. (a) In the event of any alteration in the capital structure of the Company by way of capitalization of profits or reserves, rights issue, sub-division or consolidation of Shares or reduction of share capital of the Company, but excluding, for the avoidance of doubt, any alteration in the capital structure of the Company as a result of an issue of Shares or other securities of the Group as consideration in a transaction to which the Company is a party, the Auditors or the financial advisors engaged by the Company for such purpose shall determine what equitable adjustment is required to be made to:

(i)                                     the number and type of Shares or other securities subject to any unexercised Option; and/or

(ii)                                  the Exercise Price; and/or

(iii)                               the method of exercise of the Options,

and the Auditors or such financial advisors shall certify in writing to the Board that such adjustments are in their/his opinion fair and reasonable. The capacity of the Auditors or financial advisors in this paragraph is that of experts and not of arbitrators and their certification shall, in the absence of manifest error, be final and binding on the Company and the Grantees. The costs of the Auditors or financial advisors shall be borne by the Company.

(b)                       For the avoidance of doubt, following the date on which the Shares first commence trading on a Stock Exchange the events set forth in Section 10(a) above shall include any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, in each case in respect of which an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Scheme.

(c)                        Any such adjustments shall give each Participant the same proportion of the equity capital of the Company for which such Participant was entitled to subscribe for prior to such adjustments and any adjustments to the advantage of the Participants to the Exercise Price or to the number of Shares subject to the Options must be approved by the shareholders of the Company in general meeting. No adjustment may be made to the extent that Shares would be issued at less than their nominal value.

(d)                       If there has been any alteration in the capital structure of the Company as referred to in Section 10(a), the Company shall, upon receipt of a notice from a Grantee in accordance with Section 7(b), inform the Grantee of such alteration and shall either inform the Grantee of the adjustment to be made in accordance with the certificate of the Auditors or the financial advisors engaged by the Company for such purpose or, if no such certificate has yet been obtained, inform the Grantee of such fact and instruct the Auditors or the financial advisors as soon as practicable thereafter to issue a certificate in that regard in accordance with Section 10(a).

Section 11. Share Capital. The exercise of any Option shall be subject to the shareholders of the Company in general meeting approving any necessary increase in the authorized share capital of the Company. Subject thereto, the Board shall make available sufficient authorized but unissued share capital of the Company to meet subsisting requirements on the exercise of Options.

Section 12. Disputes. Any dispute arising in connection with this Scheme (whether as to the number of Shares the subject of an Option, the amount of the Exercise Price or otherwise) may be determined by the Board, the decision of which shall be final and binding on all parties who may be affected thereby.

Section 13. Alteration of this Scheme. (a) Subject to the terms set out in the paragraph below, the Board may amend any of the provisions of this

Scheme (including without limitation amendments in order to comply with changes in legal or regulatory requirements and in order to waive any restrictions, imposed by the provisions of this Scheme) at any time (but not so as to affect adversely any rights which have accrued to any Grantee at that date).

(b)                       Any change to the authority of the Board in relation to any alteration to the terms of this Scheme must be approved by shareholders of the Company in general meeting.

Section 14. Miscellaneous. (a) This Scheme shall not form part of any contract of employment or engagement of services between the Group and any Participant and the rights and obligations of any Participant under the terms of his office, employment or engagement in services shall not be affected by the participation of the Participants in this Scheme or any right which he may have to participate in it and this Scheme shall afford such a Participant no additional rights to compensation or damages in consequence of the termination of such office, employment or engagement for any reason.

(b)                       This Scheme shall not confer on any person any legal or equitable right (other than those rights constituting the Options themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company.

(c)                        The Company shall bear the costs of establishing and administering this Scheme.

(d)                       Any notice or other communication between the Company and a Grantee may be sent by prepaid post, by electronic means, or by personal delivery to, in the case of the Company, its principal place of business in the PRC or such other address as notified to the Grantee from time to time and, in the case of the Grantee, his address in the PRC or such other address as notified to the Company from time to time.

(e)                        Any notice or other communication served by post:

(i)                                     by the Company shall be deemed to have been served 24 hours after the same was put in the post; and

(ii)                                  by the Grantee shall not be deemed to have been received until the same shall have been received by the Company.

(f)                         Any notice or other communication served by electronic means by the Company or the Grantee shall be deemed to have been served if the sender did not receive a failure of receipt notification.

(g)                        All allotments and issues of the Shares will be subject to all necessary consents under any relevant legislation for the time being in force in the PRC, Hong Kong and the Cayman Islands, and a Grantee shall be responsible for obtaining any governmental or other official consent or approval that may be required by any country or jurisdiction in order to permit the grant or exercise of the Option. The Company shall not be responsible for any failure by a Grantee to obtain any such consent or approval or for any tax or other liability to which a Grantee may become subject as a result of his or her participation in this Scheme.

(h)                       This Scheme and all Options granted hereunder shall be governed by and construed in accordance with the laws of the Cayman Islands.